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Exhibit 99.1

MACY'S FLOWER SHOW(R) AND ACE MARKETING & PROMOTIONS INC. DELIVER BLUETOOTH & WI-FI PROXIMITY MARKETING CAMPAIGN AT THIS YEAR'S FLORAL FEST RUNNING APRIL 5TH TO APRIL 19, 2009

Consumers Attending Macy's Flower Show, "Turn On Your Bluetooth Visibility To Receive Free Special Content"

FOR IMMEDIATE RELEASE

Valley Stream, NY (April 8, 2009) - Ace Marketing & Promotions Inc. (OTCBB:
AMKT) announced today that they would be supporting Macy's Flower Show(R) by deploying, Proximity Marketing a proprietary Bluetooth & Wi-Fi content delivery system at this years event taking place at Macy's Herald Square in New York City from Sunday, April 5th to Sunday, April 19th, 2009.

Visitors to the annual floral spectacular are encouraged to enable their Bluetooth Visibility to " On " and Discoverable to receive content upon entering Macy's Herald Square. After enabling Bluetooth Visibility the technology will dynamically detect devices within a few minutes of entering the targeted range. Once in the zone a permission request will be sent to discoverable devices. Visitors will see a prompt stating, "Would You Like To Receive Free Content From Macy's Flower Show?" After accepting the request a download will immediately begin and be stored in the user's media folder where it can be viewed and sent to family and friends, adding a viral benefit to the campaign.

During the show Macy's will provide visitors with commemorative event images, important guided tour information and fun facts about the intricately landscaped gardens.

Michael Trepeta, says "It's a perfect complement to Macy's Flowers Show and allows you to not only experience the event, but you can share it with your loved ones".

"We are excited to offer this new level of interactivity to our visitors during our spectacular Flower Show," said Amy Kule, producer of Macy's Flower Show. "The show has always been about reaching out and touching the senses and creating emotional connections with spectators. This added ability to engage and provide interesting content will reinforce that special connection that keeps Flower Show fans coming back year after year."

Macy's Flower Show features stunning landscapes featuring 1 million flowers from all over the world. Dream in Color, the theme of the 35th annual Macy's Flower Show will transform Macy's Herald Square into a vibrant, colorful dreamscape, showcasing unique garden environments overflowing with thousands of exotic trees and flowering plants. To experience Macy's Flower Show to its fullest, turn "on" Bluetooth Visibility on mobile devices to take full advantage of this year's floral dream.


ABOUT MACY'S FLOWER SHOW

Macy's Flower Show began in 1946 at Macy's Union Square in San Francisco becoming the first department store Flower Show. The grand display of colorful fantasy has evolved to become one of Macy's most cherished traditions. Yearly, Macy's Flower Show attracts more than 500,000 visitors who enjoy the lush landscapes and millions of flowering plants and trees from around the world. Macy's Flower Show's are now held at 5 flagship stores across the nation including Macy's Herald Square in New York City, Macy's Union Square in San Francisco, Macy's on State Street in Chicago, Macy's Minneapolis and premieres this year at Macy's Center City in Philadelphia.

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For visitor information please contact the Macy's Flower Show Hotline at
212-494-4495.


ABOUT ACE MARKETING & PROMOTIONS, INC.

Ace Marketing & Promotions Inc., based in New York, is a full-service sports & entertainment promotional marketing company offering a wide array of business solutions which include mobile website development, portable media, ACE CMS Platform, print solutions and Branded Merchandise & Fulfillment. Ace Marketing & Promotions Inc. is a leader in Proximity Marketing (sm) with proprietary Bluetooth and Wi-Fi integrated technology that establishes the benchmark for how multimedia messages are being delivered. Established in 1998, the Company has built a successful, scalable business platform capable of consolidating a portion of the promotional products industry. Proximity Marketing (sm), Rockzimity, and Rockzimity Marketing are service marks of Ace Marketing & Promotions Inc. 2009.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of
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1995.
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CERTAIN STATEMENTS IN THIS PRESS RELEASE CONSTITUTE "FORWARD-LOOKING STATEMENTS"
WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND
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WITHOUT LIMITATION, CHANGES IN LEVELS OF COMPETITION, POSSIBLE LOSS OF
CUSTOMERS, AND THE COMPANY'S ABILITY TO ATTRACT AND RETAIN KEY PERSONNEL.


MEDIA CONTACT INFO:

ACE MARKETING & PROMOTIONS, INC.                        MACY'S
Legend Securities, Inc.                                 Orlando Veras
Thomas Wagner                                           212-494-3893
800-385-5790 x152                                       Orlando.Veras@macys.com
twagner@legendsecuritiesinc.com                         -----------------------
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